UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2007 (March 27, 2007)

Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ 85253

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On March 27, 2007, EGPI Firecreek, Inc. (“EGPI” or the "Company") issued to Dutchess Private Equities Fund, Ltd. (“Dutchess”) a promissory note in the face amount of $565,500 for gross proceeds of $435,000 (the “Note”). The Note bears interest at 12% per annum and matures on March 27, 2008 (“Maturity Date”). Pursuant to the Note, the Company shall make payments to Dutchess in the amount of the greater of a) one hundred percent (100%) of each Put (as defined in the Investment Agreement between the Company and the Investor dated June 28, 2005) given to Dutchess from the Company; or, b) forty-seven thousand one hundred and twenty-five dollars ($47,125) (the “Payment Amount”) until the Face Amount is paid in full, minus any fees due.  The First Payment will be due on May 1, 2007 and each subsequent Payment will be made at the Closing of each Put ("Payment Date" or "Payment Dates") until this Note is paid in full, with a minimum amount of forty-seven thousand one hundred and twenty-five dollars ($47,125) per month. The Company has also agreed to provide to Dutchess collateral for the Note in the form of forty (40) Put Notices. The Put Notices are to be submitted to Dutchess only in the event of default as provided in the Note. In the event that the Note is not paid in full by the Maturity Date, then, as liquidated damages, the face amount of the Note shall be increased ten percent (10%) as an initial penalty and an additional two and one-half percent (2.5%) per month for each month until the face amount is paid in full. Further, in the event of default as provided in the Note, Dutchess may elect to, among other things, either switch the Residual Amount (as defined in the Note) to a three-year, eighteen percent (18%) interest bearing convertible debenture at a twenty-five percent (25%) discount to the market during conversion or increase the Payment Amount (as defined in the Note) to fulfill the repayment of the Residual Amount. In the event that Dutchess elects to switch to a convertible debenture, the Company will be required to file within ten (10) business days a registration statement covering three hundred percent (300%) of the Residual Amount. The Company also issued to Dutchess an incentive debenture in the amount of $140,000.

In connection with the issuance of the Note, the Company, and its subsidiaries, executed and delivered to Dutchess a Security Agreement (“Security Agreement”), a Secured Continuing Unconditional Guaranty (“Guaranty”) and Negative Pledge (“Pledge”).

A copy of the Note, Security Agreement, Guaranty and Pledge are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

In connection with the Agreement, the Company paid Dutchess closing costs of $40,000.

Item 3.02.

Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description
EX-10.1	Promissory Note between the Company and Dutchess, dated March 27, 2007
EX-10.2	Security Agreement between the Company and Dutchess dated March 27, 2007
Ex-10.3	Secured Continuing Unconditional Guaranty between the Company and Dutchess, dated March 27, 2007
Ex-10.4	Negative Pledge between the Company and Dutchess, dated March 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (Formerly Energy Producers, Inc.)

March 29, 2007	By:	/s/ Dennis R. Alexander
Dennis R. Alexander
Chairman and Chief Financial Officer